Exhibit 99.1

Lulus Announces Preliminary Second Quarter 2023 Results

CHICO, Calif., July 25, 2023 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today announced preliminary unaudited financial results for the second quarter ended July 2, 2023. The Company also announced that it plans to release its second quarter results after the market close on Tuesday, August 8, 2023, at 5:00 p.m. Eastern Time.

Preliminary Second Quarter 2023 Highlights:

●	We expect net revenue of approximately $104.5 million to $106.0 million, which would represent a decline of approximately 20.5% to 19.4% compared to the same period last year.
●	We expect Adjusted EBITDA of approximately $3.4 million to $4.2 million, compared to $14.8 million during the same period last year.
●	We expect a loss before income taxes of approximately $2.6 million to $1.8 million, compared to income before income taxes of $10.8 million during the same period last year. We are providing pre-tax income estimates as we have not completed our standard review of our quarterly income tax provision.

Crystal Landsem, CEO of Lulus, said:

“We started seeing signs of stabilizing consumer trends early in the second quarter and observed sequential monthly improvement in our year-over-year net revenue comparisons as the quarter progressed. However, topline demand fell short of our expectations and return rates increased more than anticipated as the quarter progressed, which drove a year-over-year net revenue decline in the second quarter in line with what we observed in the first quarter. Adjusted EBITDA also declined more than our expectations primarily due to lower topline demand and higher returns. On a positive note, we expect to realize sequential and year-over-year improvement in our per order shipping costs driven by actions taken to optimize our shipping network. We expect the shipping cost improvements along with higher anticipated merchandise margins, to drive meaningful sequential Gross Margin rate improvement from the first quarter to the second quarter and a Gross Margin rate consistent with pre-pandemic levels.

As we expect continued choppiness in consumer demand, macroeconomic uncertainties and elevated return rates, we are withdrawing our full year 2023 guidance.  We will provide an update on our revised fiscal 2023 outlook on our upcoming earnings call to allow additional time to observe business trends through early August.

Lastly, while we are disappointed with our second quarter results, we remain focused on adapting to changing customer behaviors, closely managing inventory and discretionary expenses, and continuing to drive brand awareness. Our balance sheet remains strong, reflected by continued sequential reduction in Net Debt and an increase in net cash generated by operating activities from the first quarter 2023 to the second quarter 2023. We have also made some exciting progress on our distribution channel expansion and look forward to updating everyone on our upcoming earnings call.”

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time on Tuesday, August 8, 2023, to discuss its second quarter 2023 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13739396.

Financial Disclosure Advisory

The preliminary unaudited financial results included in this press release are based on information available as of July 25, 2023 and management’s initial review of operations and financial results for the second quarter 2023. They remain subject to change based on the completion of the Company’s customary quarterly financial closing and review procedures and are forward-looking statements. The Company assumes no obligation to update these statements, except as may be required by law. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in the Company's annual and quarterly filings with the Securities and Exchange Commission. Further, the Company’s independent auditor has not reviewed or performed any procedures on the preliminary unaudited financial results.

About Lulus

Lulus is a customer driven, digitally native fashion brand for women. Based in California and serving millions of customers worldwide, Lulus develops styles with the customer in mind, using direct consumer feedback and insights to refine its products. With fresh inventory hitting the site almost daily, Lulus features on-trend, high-quality, must-have pieces, at affordable prices. As a brand built on customer feedback, Lulus puts an extreme focus on providing exceptional customer service and a personalized shopping experience. The brand’s world class personal stylists, bridal concierge, and customer care team take pride in offering a personalized shopping experience to every customer. Lulus was founded in 1996. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our expectation of continued choppiness in consumer demand, macroeconomic uncertainties and elevated return rates, and our preliminary financial results for the thirteen weeks ended July 2, 2023. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: risks related to our operations and financial results; our ability to successfully maintain our desired merchandise assortment or manage our inventory effectively; demand for our products, including our ability to anticipate, identify, measure, and respond quickly to fashion trends, customer preferences and demands; our ability to anticipate, measure and establish appropriate policies for customer merchandise returns; general economic conditions, including inflation; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract and retain customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; system security risks including security breaches; our ability to fulfill orders; and the continued impact of the COVID-19 pandemic on our business. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended January 1, 2023, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we reference in this press release the following non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA Margin. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. Definitions of our non-GAAP financial measures and other operating metrics are presented below.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as (loss) income before income taxes, depreciation and amortization, and interest expense, adjusted to exclude the effects of equity-based compensation expense. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP financial measure that we calculate as Adjusted EBITDA (as defined above) as a percentage of our net revenue.

Gross Margin

We define Gross Margin as gross profit as a percentage of our net revenue. Gross profit is equal to our net revenue less cost of revenue. Certain of our competitors and other retailers report cost of revenue differently than we do. As a result, the reporting of our gross profit and Gross Margin may not be comparable to other companies.

A reconciliation to non-GAAP Adjusted EBITDA from (loss) income before income taxes for the thirteen weeks ended July 2, 2023 and July 3, 2022 is as follows:

	Thirteen Weeks Ended
	July 2, 2023		July 3, 2022

	(in thousands, except percentages)
	Low	High
(Loss) income before income taxes	$(2,600)	$(1,800)	$10,794
Excluding:
Depreciation and amortization	1,200	1,200	1,009
Interest expense	400	400	157
Equity-based compensation expense (1)	4,400	4,400	2,833
Adjusted EBITDA	$3,400	$4,200	$14,793
Net revenue	$104,500	$106,000	$131,512
Adjusted EBITDA Margin	3.3%	4.0%	11.2%

(1)	The ranges provided for the thirteen weeks ended July 2, 2023 include equity-based compensation expense for restricted stock unit awards granted during the thirteen-week period, as well as performance stock units, restricted stock and stock options granted in prior periods. The thirteen weeks ended July 3, 2022 include equity-based compensation expense for restricted stock unit awards granted during the thirteen-week period, as well as restricted stock, stock options and special compensation awards granted in prior periods.

Contact

Tiffany Smith

Chief Financial Officer

investors@lulus.com